Exhibit 99.1

Media Inquiries: William J. Rudolph, Jr. +1 610-208-3892 wrudolph@cartech.com	Investor Inquiries: Brad Edwards The Plunkett Group +1 212-739-6740 brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER

FISCAL YEAR 2019 RESULTS

Reported earnings per share of $0.73; excluding special items, adjusted earnings per share of $0.76

Net Sales of $556.5 million; year-over-year revenue growth across key end-use markets

Backlog up 16% sequentially and 49% year-over-year

Three additional qualifications received for Athens facility

PHILADELPHIA — January 31, 2019 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2018. For the quarter, the Company reported net income of $35.5 million, or $0.73 earnings per diluted share. Excluding special items, adjusted earnings per diluted share was $0.76 in the quarter.

“Our quarter results mark our best second quarter performance since fiscal year 2013 as solid commercial execution and market demand patterns drove strong financial results,” said Tony Thene, Carpenter Technology’s President and CEO. “Our broad market diversity and solutions-focused approach is unlocking new customer and market opportunities, which is demonstrated by our backlog growing 16% sequentially and 49% year-over-year.”

“Overall, demand levels across our end-use markets remain strong and four of our five end-use markets delivered year-over-year revenue growth. This includes Aerospace and Defense where we continue to benefit from our broad industry participation and the ongoing industry ramp. In addition, we are capturing incremental market share in the Medical end-use market through expanded relationships with leading industry OEMs who increasingly recognize the value of our high-end solutions.”

“Moving forward, our focus remains centered on the continued execution of our commercial strategy, unlocking incremental capacity via the Carpenter Operating Model and investing in the future. In the current quarter, we received three additional qualifications for our Athens facility and we continue to work closely with customers on advancing remaining qualifications for the facility, which represents the potential for incremental capacity for the industry. We also continue to focus on expanding our leadership position in additive manufacturing and soft magnetics where we are leveraging our healthy balance sheet to further expand our core capabilities. The investments we are making are critical to strengthening our long-term growth profile and ensuring our position as an irreplaceable solutions provider for our customers.”

Financial Highlights

	Q2	Q2	Q1
($ in millions)	FY2019	FY2018	FY2019
Net Sales	$556.5	$487.8	$572.4
Net Sales Excluding Surcharge (a)	$449.4	$415.5	$456.3
Operating Income	$55.4	$41.4	$45.0
Operating Income Excluding Special Items (a)	$56.6	$41.4	$45.0
Net Income	$35.5	$92.1	$31.5
Cash Provided from Operating Activities	$37.8	$24.7	$9.4
Free Cash Flow (a)	$(90.9)	$(10.7)	$(41.7)

(a)         Non-GAAP financial measures explained in the attached tables

Net sales for the second quarter of fiscal year 2019 were $556.5 million compared with $487.8 million in the second quarter of fiscal year 2018, an increase of $68.7 million (or 14.1 percent), on 6.1 percent higher volume. Net sales excluding surcharge were $449.4 million, an increase of $33.9 million (or 8.2 percent) from the same period a year ago.

Operating income was $55.4 million compared to $41.4 million in the prior year period. These results primarily reflect stronger end-use market conditions compared to the prior year period as well as the further execution of a solutions-focused commercial approach. The current quarter’s results include a $4.7 million benefit related to an insurance recovery as well as $1.4 million of losses associated with the recent acquisition of LPW Technology, Ltd. (LPW).

Cash provided from operating activities in the second quarter of fiscal year 2019 was $37.8 million, compared to $24.7 million in the same quarter last year. The increase in operating cash flow was primarily related to higher earnings and improved working capital. Free cash flow in the second quarter of fiscal year 2019 was negative $90.9 million, compared to negative free cash flow of $10.7 million in the same quarter last year. The decrease in free cash flow was primarily due to the recent acquisition of LPW, a leader in metal powder lifecycle management solutions. Capital expenditures were $40.1 million in the second quarter of fiscal year 2019 compared to $26.8 million in the same quarter last year due to continued investment in target growth areas including additive manufacturing and soft magnetics.

Total liquidity, including cash and available revolver balance, was $321.9 million at the end of the second quarter of fiscal year 2019. This consisted of $28.5 million of cash and $293.4 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, January 31st at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2019. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation (NYSE: CRS) is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2018, Form 10-Q for the quarter ended September 30, 2018, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including LPW Technology Ltd.; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

NET SALES	$556.5	$487.8	$1,128.9	$967.5
Cost of sales	449.5	402.1	930.2	796.2
Gross profit	107.0	85.7	198.7	171.3

Selling, general and administrative expenses	51.6	44.3	98.3	87.7
Operating income	55.4	41.4	100.4	83.6

Interest expense	(7.0)	(7.3)	(13.2)	(14.5)
Other expense, net	(3.2)	(0.4)	(1.7)	(0.2)

Income before income taxes	45.2	33.7	85.5	68.9
Income tax expense (benefit)	9.7	(58.4)	18.5	(46.6)

NET INCOME	$35.5	$92.1	$67.0	$115.5

EARNINGS PER COMMON SHARE:
Basic	$0.73	$1.93	$1.39	$2.43
Diluted	$0.73	$1.92	$1.38	$2.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.7	47.2	47.7	47.1
Diluted	48.0	47.6	48.1	47.5

Cash dividends per common share	$0.20	$0.18	$0.40	$0.36

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended
	December 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$67.0	$115.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	60.1	58.0
Deferred income taxes	4.9	(66.2)
Net pension expense	5.8	7.1
Share-based compensation expense	8.1	8.1
Net loss on disposals of property and equipment and assets held for sale	0.1	0.4
Changes in working capital and other:
Accounts receivable	39.4	(3.8)
Inventories	(150.9)	(81.5)
Other current assets	(8.0)	(17.6)
Accounts payable	52.8	11.8
Accrued liabilities	(28.0)	(6.2)
Pension plan contributions	(3.3)	(4.9)
Other postretirement plan contributions	(1.5)	(1.8)
Other, net	0.7	(1.6)
Net cash provided from operating activities	47.2	17.3
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(81.7)	(55.7)
Proceeds from disposals of property and equipment	0.1	—
Acquisition of business, net of cash acquired	(79.0)	—
Proceeds from sale of marketable securities	2.9	—
Net cash used for investing activities	(157.7)	(55.7)
FINANCING ACTIVITIES:
Net change in short-term credit agreement borrowings	100.6	9.3
Dividends paid	(19.3)	(17.2)
Proceeds from stock options exercised	3.6	3.5
Withholding tax payments on share-based compensation awards	(4.3)	(0.6)
Net cash provided from (used for) financing activities	80.6	(5.0)
Effect of exchange rate changes on cash and cash equivalents	2.2	(2.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(27.7)	(45.6)
Cash and cash equivalents at beginning of period	56.2	66.3
Cash and cash equivalents at end of period	$28.5	$20.7

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31,	June 30,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$28.5	$56.2
Accounts receivable, net	339.6	378.5
Inventories	844.2	689.2
Other current assets	49.1	54.9
Total current assets	1,261.4	1,178.8
Property, plant and equipment, net	1,335.6	1,313.4
Goodwill	337.2	268.7
Other intangibles, net	60.0	63.3
Deferred income taxes	4.6	4.3
Other assets	163.0	178.5
Total assets	$3,161.8	$3,007.0

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$100.6	$—
Accounts payable	266.4	214.7
Accrued liabilities	131.3	148.6
Total current liabilities	498.3	363.3
Long-term debt, net of current portion	547.7	545.7
Accrued pension liabilities	282.6	288.8
Accrued postretirement benefits	109.4	108.2
Deferred income taxes	155.2	161.6
Other liabilities	63.1	53.5
Total liabilities	1,656.3	1,521.1

STOCKHOLDERS’ EQUITY
Common stock	279.0	278.6
Capital in excess of par value	315.0	310.0
Reinvested earnings	1,524.6	1,475.9
Common stock in treasury, at cost	(335.6)	(338.8)
Accumulated other comprehensive loss	(277.5)	(239.8)
Total stockholders’ equity	1,505.5	1,485.9
Total liabilities and stockholders’ equity	$3,161.8	$3,007.0

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Pounds sold (000):
Specialty Alloys Operations	61,668	60,080	124,382	121,270
Performance Engineered Products	3,300	3,282	6,032	6,808
Intersegment	(1,050)	(3,098)	(880)	(4,468)
Consolidated pounds sold	63,918	60,264	129,534	123,610

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$356.2	$331.8	$717.7	$657.4
Surcharge	105.4	74.5	219.4	145.7
Specialty Alloys Operations net sales	461.6	406.3	937.1	803.1

Performance Engineered Products
Net sales excluding surcharge	109.4	104.6	217.4	205.1
Surcharge	3.5	0.2	7.2	0.4
Performance Engineered Products net sales	112.9	104.8	224.6	205.5

Intersegment
Net sales excluding surcharge	(16.2)	(20.9)	(29.3)	(37.2)
Surcharge	(1.8)	(2.4)	(3.5)	(3.9)
Intersegment net sales	(18.0)	(23.3)	(32.8)	(41.1)

Consolidated net sales	$556.5	$487.8	$1,128.9	$967.5

Operating income:
Specialty Alloys Operations	$69.0	$49.8	$121.7	$100.3
Performance Engineered Products	4.4	7.5	11.7	12.8
Corporate costs	(18.4)	(13.9)	(34.2)	(26.9)
Intersegment	0.4	(2.0)	1.2	(2.6)
Consolidated operating income	$55.4	$41.4	$100.4	$83.6

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter Technology’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the CalRAM business, the LPW Technology Ltd. (LPW) business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet, CPP and LPW businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
OPERATING MARGIN EXCLUDING SURCHARGE AND	December 31,		December 31,
SPECIAL ITEMS	2018	2017	2018	2017

Net sales	$556.5	$487.8	$1,128.9	$967.5
Less: surcharge	107.1	72.3	223.1	142.2
Net sales excluding surcharge	$449.4	$415.5	$905.8	$825.3

Operating income	$55.4	$41.4	$100.4	$83.6
Special items:
Acquisition-related costs	1.2	—	1.2	—
Operating income excluding special items	$56.6	$41.4	$101.6	$83.6

Operating margin	10.0%	8.5%	8.9%	8.6%

Operating margin excluding surcharge and special items	12.6%	10.0%	11.2%	10.1%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended December 31, 2018, as reported	$45.2	$(9.7)	$35.5	$0.73
Special items:
Acquisition-related costs	1.2	—	1.2	0.03

Three months ended December 31, 2018, as adjusted	$46.4	$(9.7)	$36.7	$0.76

* Impact per diluted share calculated using weighted average common shares outstanding of 48.0 million for the three months ended December 31, 2018.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*
Three months ended December 31, 2017, as reported	$33.7	$58.4	$92.1	$1.92
Special items:
Impact of US tax reform and other legislative changes	—	(66.0)	(66.0)	(1.37)

Three months ended December 31, 2017, as adjusted	$33.7	$(7.6)	$26.1	$0.55

* Impact per diluted share calculated using weighted average common shares outstanding of 47.6 million for the three months ended December 31, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Six months ended December 31, 2018, as reported	$85.5	$(18.5)	$67.0	$1.38
Special items:
Acquisition-related costs	1.2	—	1.2	0.03

Six months ended December 31, 2018, as adjusted	$86.7	$(18.5)	$68.2	$1.41

* Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the six months ended December 31, 2018.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*
Six months ended December 31, 2017, as reported	$68.9	$46.6	$115.5	$2.41
Special items:
Impact of US tax reform and other legislative changes	—	(66.0)	(66.0)	(1.38)

Six months ended December 31, 2017, as adjusted	$68.9	$(19.4)	$49.5	$1.03

* Impact per diluted share calculated using weighted average common shares outstanding of 47.5 million for the six months ended December 31, 2017.

Management believes that earnings per share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.

Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
FREE CASH FLOW	2018	2017	2018	2017

Net cash provided from operating activities	$37.8	$24.7	$47.2	$17.3
Purchases of property, equipment and software	(40.1)	(26.8)	(81.7)	(55.7)
Proceeds from disposals of property and equipment	0.1	—	0.1	—
Acquisition of business, net of cash acquired	(79.0)	—	(79.0)	—
Dividends paid	(9.7)	(8.6)	(19.3)	(17.2)

Free cash flow	$(90.9)	$(10.7)	$(132.7)	$(55.6)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2018	2017	2018	2017
End-Use Market Excluding Surcharge:
Aerospace and Defense	$234.1	$220.3	$473.8	$435.8
Energy	36.4	28.9	73.9	57.8
Transportation	29.4	29.7	60.8	60.3
Medical	38.4	37.2	78.0	70.6
Industrial and Consumer	77.6	70.2	152.1	141.9
Distribution	33.5	29.2	67.2	58.9

Total net sales excluding surcharge	449.4	415.5	905.8	825.3

Surcharge	107.1	72.3	223.1	142.2

Total net sales	$556.5	$487.8	$1,128.9	$967.5